EXHIBIT 5

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the use in this Post-Effective Amendment No. 5 to the registration statement on Form S-6 ("Registration Statement") of our reports each dated March 22, 2002 and of our report dated February 5, 2002, relating to the financial statements of Phoenix Life Variable Universal Life Account (Phoenix Corporate Edge) and Phoenix Life Variable Universal Life Account (Phoenix Executive Benefit - VUL) and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP
         Hartford, Connecticut
         August 9, 2002